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                                                                   Exhibit 10.20


                                      LEASE

         THIS INDENTURE OF LEASE dated as of the "25th of May, 2001, by and between 1987 Tamposi Limited Partnership, a New Hampshire limited partnership with a place of business at 20 Trafalgar Square, Suite 602, Nashua, New Hampshire 03063 (hereinafter called "Lessor") and Skillsoft Corporation having an office and place of business at 20 Industrial Park Drive, Nashua, New Hampshire 03062 (hereinafter called "Lessee").

         WITNESSETH that, in consideration of the mutual covenants and agreements herein contained, the Lessor has demised and leased, and by these presents does demise and lease, to the Lessee, for the rental, for the term and upon the other conditions hereinafter set forth, that parcel of land, together with the buildings and improvements thereon, known as 109 Northeastern Boulevard, situated on Lot 58, Sheet 10, in Nashua, Hillsborough County, New Hampshire, more particularly bounded and described as follows:

         BEGINNING at an iron pin in the easterly sideline of Northeastern Boulevard as shown on said Plan; thence North 54 degrees 46' 00" East, along Lot #17 and #17C as shown on said Plan, a distance of 300.00 feet, more or less, to an iron pipe; thence North 35 degrees 14' 00" West, along Lot #16 as shown on said Plan a distance of 300.00 feet, more or less, to an iron pipe; thence South 54 degrees 46' 00" West, along said Lot # 16, a distance of 300.00 feet, more or less, to a point in the easterly sideline of Northeastern Boulevard; thence South 35 degrees 14' 00" East, along the easterly sideline of said Northeastern Boulevard, a distance of 300.00 feet, more or less, to the place of beginning.

         CONTAINING 2.1 acres, more or less, with a building containing 25,400 square feet. The Leased Premises are shown on Exhibit A outlined in red and incorporated herein and made a part hereof.

         TOGETHER with all the rights and easements thereunder belonging and appertaining.

         TO HAVE AND TO HOLD the premises hereby leased as above described (hereinafter called the "Leased Premises") to the Lessee, its successors and assigns, to and for the purpose for its and their proper use and benefit.

         Section 1 - TERM. The Term of this Lease shall be a period of five (5) years, beginning on June 15, 2001, and ending on June 14, 2006.

         SECTION 2 - RENT. For the first, second and third years of the Lease term, the Lessee shall pay to the Lessor as base rent the sum of One Hundred Twenty One Thousand Nine Hundred Twenty Dollars and 00/100 ($121,920.00) per year payable in equal monthly installments of Ten Thousand One Hundred Sixty Dollars and 00/ 100 ($10,160.00), the first such installment to be due and payable on June 15, 2001, and a like installment to be due on the fifteenth day of each succeeding month for the balance of the first three (3) years of the term hereof. For the fourth and fifth years of the Lease term, the Lessee shall pay to the Lessor as base rent the sum on One Hundred Twenty Eight Thousand Two Hundred Seventy Dollars and 00/100 ($128,270.00) per year payable in equal monthly installments of Ten Thousand Six Hundred Eighty Nine Dollars and 17/100 ($10,689.17), the first such installment to be due and payable on June 15, 2004, and a like installment to be due on the fifteenth day of each succeeding month for the balance of the term hereof.

         SECTION 3 - QUIET ENJOYMENT. The Lessor shall put the Lessee in possession of the Leased Premises at the beginning of the term hereof, and the Lessee, upon paying the rent and observing the other covenants and conditions herein upon to be observed, shall peaceably and quietly hold and enjoy the Leased Premises.

         SECTION 4 - REPAIRS BY LESSOR. The Lessor's responsibility for maintenance or repair of the Leased Premises is limited to responsibility for repair or replacement necessitated by defective design or construction of the building of which the Leased Premises are a part. The Lessee represents that it has examined the Leased Premises and found them to be in satisfactory condition and the Lessee accordingly accepts the Leased Premises in "as is" condition.


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         SECTION 5 - REPAIRS BY LESSEE. (a) The Lessee shall, at its cost and expense, maintain the Leased Premises and all mechanical and non-mechanical installations therein and the exterior (including the roof) of that portion which houses the Leased Premises of the building of which the Leased Premises are a part, in good condition and repair, and at the expiration of this Lease or earlier termination hereof for any cause herein provided for shall deliver up the Leased Premises to the Lessor in the same condition and state of repair as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted.

         (b) The Lessee shall make normal repairs to and perform normal maintenance to the Leased Premises as needed, including, without limitation, the replacement of broken glass, interior repainting, the repair of floors, the keeping of windows and doors water tight and the maintenance in good operating condition of all plumbing, electrical, heating, sprinkling and other utility systems, it being understood that the Lessee may make any further repairs and replacements which the Lessee may desire although neither party shall be under obligation to do so.

         (c) The Lessee shall be responsible for replacement of windows, overhead doors and parking lot resurfacing, together with other repairs and replacements, utilizing, as a guideline, the Criterium-Turner Engineers report entitled, "Property Condition Assessment, 107-109 Northeastern Boulevard, Nashua, New Hampshire, prepared for Skillsoft Corporation, 20 Industrial Park Drive, Nashua, New Hampshire, dated April 16, 2001". (see Appendix B). In the event Tenant converts existing warehouse portion of building to office space, Tenant shall not be responsible for the replacement of overhead doors and other loading dock repairs referenced in the CTE report; however, if Tenant does not convert warehouse area to office space, Tenant shall be responsible for replacement of overhead doors and the other loading dock repairs. The specific repair item referenced within the aforementioned report relating to the replacement of rooftop air conditioning for the warehouse area shall be repaired/replaced by Lessee only as required by Lessee's use (see Appendix B).

         (d) The Lessee shall keep in good repair and free from obstructions or encumbrances all surfaced roadways, walks, loading, unloading and parking areas which are part of or which serve the Leased Premises; shall keep clear of dirt, snow and ice all such roadways, walks and areas; shall remove snow and ice from roof of the building on the Leased Premises when necessary; and shall keep the exterior of the Leased Premises clean and neat, including cutting and proper care of lawns and shrubbery.

         (e) The Lessee shall at its expense make any alterations or changes in the Leased Premises which may be necessary to meet the regulations and standards promulgated and established under the Occupational Safety and Health Act of 1970.

         (f) During the term of this lease, the Lessee shall be responsible for any repairs or alterations to the leased premises deemed necessary by local, state or federal officials, in order to meet compliance with any changes in local, state or federal regulations during the term of this lease.

         (g) During the term of this lease, in the event of a claim brought under the Americans with Disabilities Act, Lessee shall be responsible for ensuring satisfaction therewith.

         In the event Lessee shall fail to perform its obligations hereunder (a through f above) after ten (10) days telephone notice by Lessor, or in the event of an emergency after an attempt by Lessor to give telephone notice to Lessee, the Lessor may, at its option, perform the same and charge the Lessee the reasonable expense of said obligation.

         SECTION 6 - IMPROVEMENTS BY LESSEE. The Lessee may make such alterations, additions or improvements to the Leased Premises as it shall deem necessary or desirable, provided (a) that no such alteration, addition or improvement shall be made which would affect or change the structural character of the Leased Premises without first obtaining the written consent and approval of the Lessor before any work thereon shall be commenced and (b) the Lessee shall not, in any event, commit, suffer or permit waste upon the Leased Premises. Lessee shall be responsible for obtaining all necessary local, state and federal government permits as may be necessary.

         SECTION 7 - REMOVAL OF IMPROVEMENTS. At the expiration of this Lease, or at its earlier termination for any cause herein provided for, at the time of consent by Lessor of Lessee's proposed improvements, Lessor will notify Lessee what improvements are to be removed at the expiration or earlier termination of the Lease. The Lessee shall remove any alterations, additions and improvements to the Leased Premises, as provided above, made by it during the term hereof, and shall restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage insurable under the standard New Hampshire fire


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insurance policy with extended coverage excepted. If the Lessee shall not exercise its option of removal, and if the Lessor shall not give such written direction to the Lessee, all such alterations, additions and improvements shall become and remain the property of the Lessor. If the Lessee shall fail to remove the alterations, additions and improvements, which are required hereunder to be removed, then the reasonable cost of removal of such alterations, additions and improvements, if necessary, shall be the responsibility and obligation of the Lessee.

         SECTION 8 - MACHINERY AND EQUIPMENT - TRADE FIXTURES. The Lessee agrees that all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by it or by any employee, agent or subcontractor of the Lessee, or by any subtenant of the Lessee, which cannot be removed from the Leased Premises shall be and become part of the realty and shall be and become the property of the Lessor and shall not be removed from the Leased Premises without the written consent of the Lessor. The Lessor agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by the Lessee, or by any employee, agent or subcontractor of the Lessee, or by any subtenant of the Lessee, which may be removed from the Leased Premises without permanent and substantial damage to the Leased Premises and (b) all furniture, furnishings and movable trade fixtures installed in the Leased Premises shall be deemed to remain personal property and that all such machinery, equipment, appurtenances, furniture, furnishings and movable trade fixtures of the Lessee or of any employee, agent or subcontractor or subtenant of the Lessee, may be removed prior to the expiration of this Lease or its earlier termination for any cause herein provided for; but the Lessee shall repair any damage occasioned by such removal and shall restore the facilities on the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain, and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Leased Premises by the Lessor and stored for the account of the Lessee; and if the Lessee shall fail to reclaim such property within sixty (60) days following such expiration or earlier termination of this Lease such property shall be deemed to have been abandoned by the Lessee, and may be appropriated, sold, destroyed or otherwise disposed of by the Lessor without notice to the Lessee and without obligation to account therefor. The Lessee shall pay to the Lessor a reasonable cost incurred by the Lessor in removing, storing, selling, destroying or otherwise disposing of any such property.

         SECTION 9 - UTILITIES. The Lessee shall provide and shall pay when due all charges for water, gas, electricity, sewerage, heat, power and any other services supplied to it at the Leased Premises.

         SECTION 10 - USE OF PREMISES. (a) In its use of the Leased Premises, the Lessee shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the City of Nashua, New Hampshire, the Resource Conservation and Recovery Act of 1976, and the Hazardous Waste Management Program of the State of New Hampshire (R.S.A. 147:48 et seq).

         (b) The Lessee shall not injure or deface the Leased Premises nor occupy or use, or permit or suffer the Leased Premises or any part thereof to be occupied or used, for any unlawful or illegal business, use or purpose, nor for any business, use or purpose which is disreputable or extra hazardous, nor in such manner as to constitute a nuisance of any kind nor for any purpose nor in any manner which would increase the premiums for fire insurance with extended coverage for the Leased Premises. The Lessee shall, immediately upon discovery of any such unlawful, illegal, disreputable or extra-hazardous use, take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any sublessee, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

         (c) The Lessee shall procure any licenses or permits required by any use of the Leased Premises by the Lessee.

         (d) The Lessee shall indemnify and save the Lessor harmless from and against any and all claims, demands, liabilities, costs and expenses, including reasonable counsel fees, asserted by third parties and arising out of or by reason of any breach or violation by the Lessee of the provisions of this Section.

         SECTION 11- ASSIGNMENT - SUBLEASE. The Lessee shall not, without the prior written consent of the Lessor, assign this Lease or sublease the Leased Premises, in whole or in part. Such consent


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shall not be unreasonably withheld or delayed, provided Lessor shall be convinced that subtenant or assignee shall have financial capacity to pay the rent hereunder. Notwithstanding any such sublet or assignments, the obligations of Lessee hereunder shall not be released by assignment or sublease and Lessee shall assign such assignment or sublease as additional security for the performance of this lease.

         Notwithstanding anything provided herein, in the event of subtenancy or assignment, Lessee shall provide Lessor with the correct and updated name and mailing address of every assignee or subtenant and the requirements if any of all Notice to Lessee in this lease shall be sufficiently satisfied if forwarded in writing to the Lessee and subtenant or assignee at the address given. In the event of Lessee's default hereunder, should subtenant or assignee, at its option, cure such defect or default, the Lessee shall not be relieved of future obligations hereunder.

         SECTION 12 - TAXES AND ASSESSMENTS. (a) The Lessee shall pay and discharge all real estate taxes, betterment charges and levies, and charges and governmental impositions, duties and discharges of like kind and nature, which or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien or liens upon the Leased Premises or any part thereof, or upon any buildings or appurtenances thereof, or any part thereof, or which may become due and payable with respect thereto, and any and all taxes charged, laid or levied in addition to the foregoing under or by virtue of any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city government, or of any other municipal government or lawful authority whatsoever. The Lessee shall also be responsible for the payment of any assessments for improvements; provided, however, that if any such assessment shall be payable in installments, the Lessee shall not be required to pay any installment becoming due subsequent to the termination of this Lease; and provided, further, that if any such assessment shall be payable in a lump sum, the Lessee may submit to arbitration in accordance with Section 24 hereof the question of the proportion of the assessment which the Lessee should equitably be required to pay in the light of the nature of the improvement, the remaining term of this Lease and the existence of the option to renew set forth in Section 25 hereof. Unless required by a mortgagee to make payments into an escrow account for taxes, the Lessee shall, if so requested by the Lessor, pay the Lessor with each installment of rent an amount equal to one twelfth of the real estate taxes for the current year, if the amount thereof is known, or of such taxes for the prior year, if the amount thereof for current year is not known. Such amounts shall be held in escrow by the Lessor and utilized in partial or complete discharge of the Lessee's obligations to pay such taxes on or before the date upon which interest upon such taxes would otherwise start to accrue. If payments into an escrow account for taxes shall not be required by a mortgagee or by the Lessor, (1) the Lessee shall make the required payments directly to the appropriate taxing or other governmental authorities, and (2) the Lessor shall forward all tax bills, statements and charges to the Lessee in time sufficient to enable the Lessee to pay the same without incurring interest or penalties and in time so that the Lessee may contest the same if it so desires. The Lessee shall also punctually pay and discharge all taxes which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon the stock in trade or other personal property of the Lessee attached to or used in connection with the Lessee's business conducted on the premises. Nothing herein contained shall require the Lessee to pay the Lessor's income or business profits taxes or any taxes on the rents reserved to the Lessor hereunder. Property taxes for the tax year in which the term hereof commences and for the tax year in which the term hereof terminates shall be apportioned between the Lessor and the Lessee in accordance with the number of months or major fraction thereof during which each party shall be in possession of the Leased Premises during such tax years.

         (b) The Lessee shall have the right to contest or review (in the name of the Lessee, or of the Lessor, or both, as the Lessee shall elect) by appropriate proceedings (which if instituted shall be conducted promptly at the Lessee's own expense free of all expense to the Lessor) any tax, charge or other governmental imposition aforementioned upon condition that before instituting any such proceeding the Lessee shall pay (under protest) such tax, charge or other governmental imposition aforementioned, or furnish to the Lessor a surety company performance bond in a company acceptable to the Lessor or other security satisfactory to the Lessor sufficient to cover the amount of the contested item or items with interest for the period which such proceedings may reasonably be expected to take and costs securing the payment of such contested item or items and all interest and costs in connection therewith when finally determined. Notwithstanding the furnishing of any such bond or security, the Lessee shall pay all such items before the date when the Leased Premises or any part thereof would under applicable law


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be forfeited. The Lessor shall timely file the annual inventory required by
Chapter 74:7 of the Revised Statutes Annotated of New Hampshire the filing of which, by virtue of Chapter 76:16 of such revised Statutes Annotated, is a condition precedent to tax abatement.

         (c) The Lessor, at its option may, but shall not be obligated to, contest or review by any appropriate proceedings, and at the Lessor's expense, any tax, charge or other governmental imposition aforementioned which shall not be contested or reviewed as aforesaid by the Lessee, and unless the Lessee shall promptly join with the Lessor in such contest or review, the Lessor shall be entitled to receive and retain any refund payable by the taxing authorities with respect thereto.

         SECTION 13 - MECHANIC'S LIEN. In the event of the filing in Hillsborough County Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises arising out of any work performed by or on behalf of the Lessee, the Lessee shall either cause such lien to be discharged or released or shall initiate legal proceedings to test the validity of the lien claimed; and if the Lessee shall initiate legal proceedings to test the validity of the lien, the Lessee shall cause such lien to be discharged or released by the posting of bond or otherwise and shall completely indemnify the Lessor against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by the Lessee.

         SECTION 14 - EMINENT DOMAIN. In the event that the Leased Premises shall be lawfully condemned or taken by any public authority either in their entirety or in such proportion that they are no loner suitable for the intended use by the Lessee, this Lease shall automatically terminate without further act of either party hereto on the date when possession of the Leased Premises shall be taken by such public authority, and each party hereto shall be relieved of any further obligation to the other except that the Lessee shall be liable for and shall promptly pay to the Lessor any rent then in arrears or the Lessor shall promptly rebate to the Lessee a pro rata portion of any rent paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that they are still suitable for the intended use by the Lessee, this Lease shall continue in effect in accordance with its terms and a portion of the rent shall abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be apportioned between the Lessor and the Lessee so that the Lessor shall receive the then value of his reversionary interest in the Leased Premises plus the then value of the future rents due under the terms of this Lease if such taking had not occurred, and the Lessee shall receive the then value of its leasehold interest including the then value of any mechanical installations, equipment and appurtenances, if any, constructed or installed by the Lessee after the beginning of the term hereof.

         SECTION 15 - LIABILITY. The Lessor shall not be liable to the Lessee for any injury or harm to any person occurring on or about the Leased Premises or for injury or damage to the Leased Premises or to any property of the Lessee or to any property of any third person, firm, association or corporation on or about the Leased Premises except such as may be caused by the willful or grossly negligent act of the Lessor, his servants or agents, and the Lessee shall indemnify and save the Lessor harmless from and against any and all liability and damages and from and against any and all suits, claims and demands of any kind or nature, by and on behalf of any person, firm, association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Leased Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation of the Leased Premises or the installation of any property therein or the removal of any property therefrom except such as may be caused by the willful or grossly negligent act of the Lessor, his servants or agents.

         SECTION 16 - LIABILITY INSURANCE. The Lessee shall throughout the term hereof procure and carry at its expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire and acceptable to the Lessor. Such insurance shall be carried in the name of and for the benefit of the Lessee and the Lessor, shall be written on an "occurrence" basis; and shall provide coverage of at least $2,000,000 in case of death of or injury to one person; $3,000,000 in case of death of or injury to more than one person in the same occurrence; and at least $100,000 in case of loss, destruction or damage to property. A single limit policy or policies in the total amount of $3,000,000 shall be deemed compliance with the preceding sentence. The Lessee shall comply with requirements of the Boilers Unfired Pressured Vessels Law (RSA 157-a), if applicable, and in such event the policies referred to above shall contain an endorsement


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providing pressure vessels insurance coverage and naming the Lessor as additional insured. The Lessee shall furnish to the Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to the Lessor. At the date of each adjustment to the base rent as provided for in Section 26 hereof, Lessee agrees to increase the insurance coverages provided for herein, if requested to do so by the Lessor, to an amount mutually agreeable to Lessor and Lessee which is then adequate to protect against increases in insurance awards whether caused by inflation or otherwise. Should the parties be unable to agree on an amount, the matter shall be the subject of arbitration in accordance with
Section 24 hereof.

         SECTION 17 - ALL RISK INSURANCE. (a) The Lessor shall procure and continue in force during the term hereof such amounts as in its judgment are adequate of All Risk Replacement Cost Insurance with Agreed Amount Endorsement (the latter to be adjusted annually) upon the facilities constructed, erected or installed on the Leased Premises at the beginning of the term hereof. The Lessee shall pay to the Lessor upon presentation of invoice therefor and as additional rent during the term hereof, an amount equal to the premiums for such All Risk Replacement Cost Insurance. During the term hereof the Lessee shall procure and continue in force All Risk Replacement Cost Insurance with Agreed Amount Endorsement (the latter to be adjusted annually) upon facilities, machinery, equipment and appurtenances constructed, erected or installed on or in the Leased Premises by the Lessee and which have or may become the property of the Lessor pursuant to Sections 7 and 8 hereof. The policies evidencing such insurance shall provide that loss, if any, payable thereunder shall be payable to the Lessor and/or the Lessee and/or any mortgagee of the Leased Premises as their respective interests may appear, and all such policies together with evidence of payment of the premiums thereon shall be delivered to the Lessor and/or any such mortgagee. All such policies shall be taken in such responsible companies authorized to do business in New Hampshire as the Lessor shall approve and shall be in form satisfactory to the Lessor. Upon receipt of a copy of notice of cancellation of any insurance which is the responsibility of the Lessee hereunder, the Lessor may pay the premiums necessary to reinstate the same. The amount so paid shall constitute additional rent payable by the Lessee at the next rental payment date. The payment of premiums by the Lessor shall not be deemed a waiver or release by the Lessor of default by the Lessee in failing to pay the same or of any action the Lessor may take hereunder as a result of such default. The Lessee shall not violate, nor permit any person, firm, association or corporation to violate any of the terms, conditions and provisions of such policies. In the event of loss the Lessor shall promptly initiate action to effect a settlement with the insurer, the Lessee shall cooperate with the Lessor and any mortgagee in connection with the processing and collection of claims and shall execute and deliver to the Lessor such proofs of loss, releases and other instruments as may be necessary to settle any such claims and obtain the proceeds thereof, and in the event the Lessee shall fail or neglect so to cooperate or to execute and deliver any such instrument, the Lessor may as the agent or attorney in fact of the Lessee, execute and deliver any such instrument, and the Lessee hereby nominates and appoints the Lessor the proper and legal attorney in fact of the Lessee for such purposes, hereby ratifying all that the Lessor may lawfully do as such attorney in fact.

         (b) If and to the extent permitted without prejudice to any rights of the Lessor under applicable insurance policies, the Lessee shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of the Lessee, its employees or agents. This subsection does not impose any added obligation or expense upon the Lessor nor require that it carry insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

         (c) If and to the extent permitted without prejudice to any rights of the Lessee under the applicable insurance policies, the Lessor shall be held free and harmless from liability for loss or damage to personal property of the Lessee in the Leased Premises, by fire, the extended coverage perils, water leakage, sewer problems, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of the Lessor, its employees or agents. This subsection does not impose any added obligation or expense upon the Lessee nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

         SECTION 18 - DESTRUCTION OF PREMISES. In the event that the Leased Premises shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot be accomplished both
(a) within a period of one hundred twenty (120) days, and (b) more than


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ninety (90) days prior to the expiration of the term hereof, including any renewal term for which the option therefor shall have been exercised, or (c) without cost to Lessor in excess of the insurance proceeds available, if any, this Lease shall automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligations to the other except that the Lessee shall be liable for and shall promptly pay the Lessor any rent then in arrears or the Lessor shall promptly rebate to the Lessee a pro rata portion of any rent paid in advance. In the event the Leased Premises shall be so damaged that repairs and restoration can be accomplished both (a) within a period of one hundred twenty (120) days, and (b) more than ninety (90) days prior to the expiration of the term hereof, including the renewal term if the option therefor shall have been exercised, this Lease shall continue in effect in accordance with its terms; the Lessor shall accomplish such repairs and restoration as promptly as practicable (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment therefore for damages to the leasehold interest created by this Indenture); and until such repairs and restoration have been accomplished, a portion of the rent shall abate equal to the proportion of the Leased Premises rendered unusable by the damage. In no event shall the obligation of the Lessor to repair and restore exceed in amount the sum of the insurance proceeds paid to Lessor and/or released to Lessor by any mortgagee with which settlement was made, and the Lessee agrees to execute and deliver to the Lessor all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in the Lessor. The Lessor shall notify the Lessee within thirty (30) days following the date of any such damage or destruction whether or not repairs and restoration can be accomplished both (a) within a period of one hundred twenty (120) days and (b) more than ninety (90) days prior to the expiration of the term hereof, including any renewal term for which the option therefor shall have been exercised.

         SECTION 19 - REPOSSESSION BY LESSOR. At the expiration of this Lease or upon an earlier termination of this Lease for any cause herein provided for, the Lessee shall peaceably and quietly quit the Leased Premises and deliver up possession of same to the Lessor, together with all alterations, additions, improvements, mechanical installation, equipment and appurtenances thereto not removed from the Leased Premises pursuant to Sections 7 and 8 hereof. The Lessee covenants and agrees that at the time of delivery of possession to the Lessor at the expiration of this Lease, any and all alterations, additions improvements, mechanical installations, equipment and appurtenances constructed or installed on or in the Leased Premises at its expense after the beginning of the term hereof and which have become the property of the Lessor pursuant to Sections 7 and 8 hereof shall be free and clear of any mortgage, lien, pledge or other encumbrances or charges.

         SECTION 20 - SUBORDINATION. The Lessee agrees that this Lease and all rights of the Lessee hereunder are and shall be subject and subordinate to the lien of (a) any mortgage or deed of trust constituting a first lien on the Leased Premises, or any part thereof, at the date hereof, and (b) the lien of any mortgage or deed of trust hereafter executed to provide permanent financing or refinancing of the building of which the Leased Premises are a part, and (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or clause (b). The Lessee shall, upon demand at any time or times, execute, acknowledge and deliver to the Lessor without any expense to the Lessor, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of the Lessee hereunder to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence; provided, however, that such subordination of this Lease may at the option of the Lessee be conditioned upon the mortgagee or trustee executing an agreement (i) that so long as the Lessee is not in default under the terms of this Indenture, the mortgagee or trustee, or any person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall not disturb the peaceful possession of the Lessee hereunder, and (ii) that the proceeds of insurance policies held by it will be applied to the cost and restoration in those instances in which the Lessor is obligated to repair and restore pursuant to the provisions hereof.

         SECTION 21 - DEFAULT. In the event (i) any installment of rent shall not be paid within ten (10) days after the Lessor shall have notified the Lessee in writing that the same is due and payable; or (ii) the Lessee defaults in the performance or observation of any covenant or condition in this Indenture and such default remains unremedied for twenty (20) days after written notice thereof has been given to the Lessee by the Lessor, or (iii) the holder of a security interest in all or substantially all of the personal property utilized by the Lessee in, or generated by the operations of the Lessee in, the Leased Premises forecloses the same; or (iv) the Lessee makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for the Lessee or any substantial part of its property, commences any proceeding relating to the Lessee or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Lessee any such proceedings which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or the Lessee by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver or trustee for the Lessee or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, then, in any such events, the Lessor may immediately or at any time thereafter and without demand notice enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate and expel the Lessee and those claiming through or under the Lessee and remove their effects forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate; and the Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of the Lessee, the Lessee shall remain and continue liable to the Lessor in an amount equal to the total rent reserved for the balance of the term plus all additional rent reserved for the balance of the term hereof less the net amounts (after deducting the expenses of repair, renovation or demolition) which the Lessor realizes, or with due diligence should have realized, from the reletting of the Leased Premises. As used in this Section, the term "additional rent" means the value of all considerations other than rent agreed to be paid or performed by the Lessee hereunder, including, without limiting the generality of the foregoing, taxes, assessments and insurance premiums. The Lessor shall have the right from time to time to relet the Leased Premises upon such terms as he may deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, the Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease, or the Lessor may require the Lessee to pay to him as damages such lump sum as will suffice to make the Lessor whole for the balance of the then term of this Lease. Nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease, or the term hereof, would have expired had there been no default by the Lessee, or no such termination or cancellation. The Lessee expressly waives service of any notice of intention to reenter and waives any and all right to recover or regain possession of the Leased Premises, or to reinstate or redeem this Lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect. The rights and remedies given to the Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Lessor, shall be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section shall limit or prejudice the right of the Lessor to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, the Lessee the maximum allowed by any statute or rule of law at the time in effect.

         SECTION 22 - ACCESS TO PREMISES. The Lessor or his representatives shall have free access to the Leased Premises at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the premises to prospective purchasers or tenants, or for the purpose of making repairs, which the Lessee is obligated to make hereunder but has failed or refused to make. The preceding sentence does not impose upon the Lessor any obligation to make repairs. During the six (6) months next preceding the expiration of this Lease, the Lessor may keep affixed to any suitable part of the outside of the building of which the Leased Premises are a part a notice that the Leased Premises are for sale or rent.

         SECTION 23 - HOLDING OVER. In the event the Lessee shall hold over after the expiration of the term hereof, such holding over shall not extend the term of this Lease but shall create a month-to-month tenancy upon all the terms and conditions of this Indenture.

         SECTION 24 - ARBITRATION. (a) In the event of any dispute to the meaning or interpretation of any provision of this Lease, either party may, upon ten (10) days' written notice to the other party, require that the dispute be determined by arbitration under the rules, then obtaining, of the Commercial Panel of the American Arbitration Association.

         (b) A decision of an arbitrator made in accordance with the provisions of this Section shall be final and binding upon both parties hereto and enforceable in a court of law.

         SECTION 25 - OPTION TO RENEW. Provided it be not at the time in default in payment of the rent or in the performance of any of its other obligations hereunder, the Lessee, upon not less than six (6) months' written notice to the Lessor, may renew this Lease for five (5) additional terms of one (1) year each. Such renewal terms shall be upon all of the terms and conditions of this Lease except the actual base rent will be established for each of the respective five
(5) terms of the renewal option by applying the CPI-U as published by the Bureau of Labor Statistics of the United States Department of Labor for all urban consumers, Boston-Brockton-Nashua, MA-NH-ME-CT, All Items (1982-84 = 100) to the preceding year's base rent. In no instance will the increase for each of the five (5) respective option periods be less than three percent (3%).

         SECTION 26 - HAZARDOUS SUBSTANCES. Lessee shall not generate, store, dispose of or otherwise handle any hazardous substance or waste or toxic waste on the premises in any fashion contrary to any federal, state or local statutes, laws, ordinances, rules and regulations, as the same may be described by federal, state or local laws. Lessee shall indemnify and save the Lessor harmless from and against any and all claims, demands, liabilities, costs and expenses including reasonable counsel fees, asserted by any third parties and arising out of or by reason of use by Lessee of the premises for or in conjunction with the disposal of hazardous or toxic waste.

         SECTION 27 - NOTICES. Any written notice, request or demand required or permitted by this Indenture shall, until either party shall notify the other in writing of a different address, be properly given if sent by certified or registered first class mail, postage prepaid, and addressed as follows:

        If to the Lessor:   1987 Tamposi Limited Partnership
                            20 Trafalgar Square, Suite 602
                            Nashua, NH 03063

        If to the Lessee:   Skillsoft Corporation
                            20 Industrial Park Drive
                            Nashua, NH 03062

         SECTION 28 - SUCCESSION. This Indenture shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

         SECTION 29 - WAIVER. Any consent, express or implied by the Lessor to any breach by the Lessee of any covenant or condition of this Lease shall not constitute a waiver by the Lessor of any prior or succeeding breach by the Lessee of the same or any other covenant or condition of this Lease. Acceptance by the Lessor of rent or other payment with knowledge of a breach of or default under any term hereof by the Lessee shall not constitute a waiver by the Lessor of such breach or default.

         SECTION 30 - GOVERNING LAW. This Indenture shall be construed and interpreted in accordance with the laws of the State of New Hampshire and questions or disputes concerning interpretation shall be determined in the court of appropriate jurisdiction.

         SECTION 31 - FORCE MAJEURE. Except as expressly provided herein, there shall be no abatement, diminution or reduction of the rent or other charges payable by the Lessee hereunder based upon, or claimed as a result of, any act of God, act of the public enemy, governmental action, or other casualty, cause or happening beyond the control of the parties hereto.

         SECTION 32 - BROKERAGE. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees with respect to this Lease or the negotiation hereof except as set forth in this Section. The parties further agree to indemnify the other against, hold harmless from, all liabilities arising from any such claim (including without limitation, the cost of counsel fees in connection therewith) except; the broker for this Lease is a co-broke between The Norwood Group and Tamposi-Nash Real Estate Group, Inc., whose fee will be paid by Lessor.

         SECTION 33 - COUNTERPARTS. This Indenture may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, and all collectively but one and the same instrument.

         SECTION 4 - SECURITY DEPOSIT. The Lessee hereby deposits the sum of Ten Thousand One Hundred Sixty Dollars ($10,160.00) with the Lessor, the receipt of which is hereby acknowledged, as security for the full and faithful performance by the Lessee of each and every term, covenant and condition of this Lease. Lessee shall maintain the full amount of the security deposit throughout the term of this Lease. In the event that the Lessee defaults with respect to any terms, provisions, covenants and conditions of this Lease, including but not limited to payment of any rentals, the Lessor may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any such sums which Lessor may expend or be required to expend by reason of the Lessee's default, including any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency may accrue before or after summary proceedings or other re-entry by the Lessor. In the event that the Lessee shall fully and faithfully comply with all terms, provisions, covenants and conditions of this Lease, the security or the balance thereof will be returned to the Lessee after the time fixed as the expiration thereof. The Lessee shall not be entitled to any interest on the security. In the absence of evidence satisfactory to the Lessor of any assignment of the right to receive this security, or the remaining balance thereof, the Lessor may return the security to the original Lessee, regardless of one or more assignments of the Lease itself.

         Prior to the time when the Lessee shall be entitled to return of the security deposit, the Lessor shall be entitled to intermingle such deposit with its own funds and to use such funds for purposes as the Lessor may determine.

         In the event of a bona fide sale, subject to this Lease, the Lessor shall have the right to transfer the security deposit to the vendee for the benefit of the Lessee, and the Lessor shall be considered released by the Lessee from all liability for return of such sum, and the Lessee agrees to look to the new landlord solely for the return of the security, and it is agreed that this apply to every transfer or assignment made of the security to a new landlord.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed and delivered as of the day and year first above written.

                                            LESSOR:

                                            1987 TAMPOSI LIMITED PARTNERSHIP
                                            By its General Partner
                                            Ballinger Properties, L.L.C.


/s/ J                                           /s/Samuel A. Tamposi, Jr.
-------------------------------             ------------------------------------
Witness                                     By: Samuel A. Tamposi, Jr., Manager


                                            LESSEE:

                                            SKILLSOFT CORPORATION


/s/ Elisa M. LeMaster                           /s/ Thomas J. McDonald
-------------------------------             ------------------------------------
Witness                                     By:

                                                                       Exhibit A



                     [PLAN OF LEASED PREMISES APPEARS HERE.]

                APPENDIX B: ESTIMATED REPAIR/REPLACEMENT COSTS*

                            IMMEDIATE PHYSICAL NEEDS+


  ITEM                                      QUANTITY        UNIT      UNIT COST   COST SOURCE     COST
-------------------------------------------------------------------------------------------------------
  Replace overhead doors                        3           Each       1,500        Means        4,500
  Replace loading dock roof and other
    repairs                                     1           Each       1,000        Means        1,000
  Roof repair                                   3           Each       1,000        Means        3,000
  Repair front office south furnace             1           Each       1,000        Means        1,000

  TOTAL                                                                                         $9,500


                           LONG-TERM PHYSICAL NEEDS+

  ITEM                                            QUANTITY    UNIT    UNIT COST    COST SOURCE     YEAR 1    YEARS 2-5    YEARS 6-10
------------------------------------------------------------------------------------------------------------------------------------
  Drainage repair                                                                                   2,000
  Resurface parking area                           50,000    Square    $  0.50        Means        25,000
                                                              foot
  Landscaping upgrade                                                                                         10,000
  Structural                                                                                        2,000
  Exterior repairs and trim paint                                                                   5,000
  Window upgrading                                     40     Each     $   400      Experience                10,000
  Resurface front roof                              3,000    Square    $     5                                              15,000
                                                              foot
  Upgrade roof drains                                   3     Each     $ 1,000                      3,000
  Employee/work area restroom upgrading                 2     Each     $ 8,000                     16,000
  Replace rooftop air conditioning                      4     Each     $10,000                     40,000
  Upgrade installation of restroom exhaust fan          1     Each     $ 3,000                      3,000
  Electrical system repair and upgrading                                                           Unknown
  Interior upgrading                                                                               Unknown
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL ++                                                                                        $96,000    $20,000       $15,000
====================================================================================================================================

* The recommendations and comments included in this report are based on the collective experience of Criterium Engineers. Any costs or other comments contained herein do not necessarily infer that subcontracts, quotes, or opinions of other professionals were solicited.

+ This table summarizes estimated costs of repairs or replacements, including both labor and materials. These estimates are based on our general knowledge of building systems, local contracting/construction industry conditions, and other sources such as Means Building Construction Cost Data. We have performed no design work as part of this study, nor have we obtained competitive quotations or estimates.

++   Uninflated.

SkillSoft Corporation.
107-109 Northeastern Boulevard, Nashua, NH